       As filed with the Securities and Exchange Commission on December 12, 2000
                                                     Registration No. 333-______
================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                ----------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                ----------------

                         CONNECTICUT WATER SERVICE, INC.
             (Exact name of registrant as specified in its charter)

                  CONNECTICUT                                  06-0739839
(State or other jurisdiction of incorporation               (I.R.S. Employer
              or organization)                              Identification No.)


              93 WEST MAIN STREET
             CLINTON, CONNECTICUT                                 06413
   (Address of principal executive offices)                    (Zip Code)

                                ----------------

                         SAVINGS PLAN OF THE CONNECTICUT
                                  WATER COMPANY
                              (Full title of plan)
                                ----------------

                                 DAVID C. BENOIT
                     VICE PRESIDENT - FINANCE AND ACCOUNTING
                         CONNECTICUT WATER SERVICE, INC.
                               93 WEST MAIN STREET
                           CLINTON, CONNECTICUT 06413
                     (Name and address of agent for service)

                                 (860) 669-8630
          (Telephone number, including area code, of agent for service)

===================================================================================================================================
                                                   CALCULATION OF REGISTRATION FEE
-----------------------------------------------------------------------------------------------------------------------------------
Title of each class            Amount to be               Proposed maximum            Proposed maximum            Amount of
of securities to be            Registered                 offering price per          aggregate offering          registration
registered                                                share (3)                   Price                       fee
-----------------------------------------------------------------------------------------------------------------------------------
Common Stock, Without          200,000 shares(2)               $30.8125                    $6,162,500                  $1,626.90
Par Value(1)
===================================================================================================================================


(1) This Registration Statement also pertains to Preference Share Purchase Rights ("Rights") of the Registrant. Until the occurrence of certain prescribed events, the Rights are not exercisable, will be evidenced by the certificates for the Common Stock and will be transferred along with and only with the Common Stock.

(2) In addition, pursuant to Rule 416(a), this Registration Statement also covers such indeterminate number of additional shares of Common Stock and Rights as is necessary to eliminate any dilutive effect of any future stock split, stock dividend or similar transaction.

(3) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act of 1933. Based upon the average of the high and low prices reported for the Common Stock in the Nasdaq National Market System on December 8, 2000.

                                     PART I

         This registration statement relates to the registration of 200,000 shares of common stock, without par value, of Connecticut Water Service, Inc. (the "Company") reserved for issuance and delivery under the Savings Plan of The Connecticut Water Company (the "Plan"), operated by the Company's principal operating subsidiary, The Connecticut Water Company.

          The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants in the Plan as specified by Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"). Such documents are not being filed with the Commission, but constitute (along with the documents incorporated by reference into this registration statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act.

          The Company shall furnish without charge to each person to whom the prospectus is delivered, on the written or oral request of such person, a copy of any and all of the documents incorporated by reference into such prospectus, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference to the information that is incorporated). Requests should be directed to Connecticut Water Service, Inc., 93 West Main Street, Clinton, Connecticut 06413, Attention: David C. Benoit, Vice-President Finance and Accounting, telephone number 860-669-8630.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents filed by the Company with the Commission are incorporated herein by reference:

         (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999, filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act");

         (b) The Company's quarterly reports on Form 10-Q for the quarters ended March 31, 2000, June 30, 2000 and September 30, 2000;

         (c) All other reports filed pursuant to Section 13(a) or 15(d) of the 1934 Act since the end of the fiscal year covered by the document referred to in (a) above;

         (d) The description of the Company's Common Stock which is contained in its registration statement filed under the 1934 Act, and any amendment or report filed under the 1934 Act for the purpose of updating such description; and

         (e) The description of the Company's Preference Share Purchase rights contained in the Registration Statement on Form 8-A filed with the Commission on September 28, 1998 to register its Preference Share Purchase Rights pursuant to Section 12(g) of the 1934 Act, including any amendments or reports filed for purposes of updating such description.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act, prior to the filing of a post-effective amendment which indicates that all shares of Common Stock offered hereby have been sold or which deregisters all shares of Common Stock remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

         Certain information contained in this registration statement summarizes, is based upon, or refers to, information contained in one or more exhibits to this Registration Statement. Accordingly, the information contained herein is qualified in its entirety by reference to such documents and should be read in conjunction therewith.

ITEM 4.  DESCRIPTION OF SECURITIES

          Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

          Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Article Seven of the Company's Amended and Restated Certificate of Incorporation provides that the Company shall, to the extent permitted by law, indemnify its directors from and against any and all liabilities, expenses and other matters referred to in or covered by the Connecticut Business Corporation Act (the "CBCA"). In addition, the Company's Amended and Restated Certificate of Incorporation provides that the Company shall indemnify each officer of the Company who is not a director, or who is a director but is made a party to a


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
proceeding in his or her capacity solely as an officer, to the same extent as the Company is permitted to provide the same to a director.

         Section 33-771 of the CBCA provides that a corporation may indemnify an individual who is a party to a proceeding because he or she is a director of the corporation against liability incurred in the proceeding if such individual acted in good faith and reasonably believed, in the case of conduct in his or her official capacity, that his or her conduct was in the best interests of the corporation, and, in all other cases, that his or her conduct was at least not opposed to the best interests of the corporation. For indemnification in the case of any criminal proceeding, a director must have had no reasonable cause to believe his or her conduct was unlawful.

         The termination of a proceeding by judgment, order, settlement or conviction or upon a plea of nolo contendere or its equivalent is not, of itself, determinative that a director did not meet the relevant standard of conduct described in Section 33-771 of the CBCA. Unless ordered by a court, a corporation may not indemnify a director under Section 33-771 of the CBCA in connection with a proceeding by or in the right of the corporation, except for reasonable expenses incurred in connection with the proceeding if it is determined that the director has met the relevant standard of conduct under
Section 33-771 of the CBCA, or in connection with any proceeding with respect to conduct for which the director was found liable on the basis that he or she received a financial benefit to which he or she was not entitled, whether or not involving action in his or her official capacity.

         Section 33-772 of the CBCA requires a corporation to indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which such director was a party because he or she was a director of the corporation against reasonable expenses incurred in connection with the proceeding.

         Section 33-773 of the CBCA provides that a corporation may advance funds to pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding because he or she is a director, and the Company's Amended and Restated Certificate of Incorporation does so provide. The director is required to deliver to the corporation a written affirmation of his or her good faith belief that he or she has met the relevant standard of conduct described in Section 33-771 of the CBCA, or that the proceeding involves conduct for which liability has been limited under a provision of the corporation's certificate of incorporation, together with a written undertaking to repay any funds advanced if such director is not entitled to mandatory indemnification and it is ultimately determined that he or she has not met the relevant standard of conduct.

         Article Six of the Amended and Restated Certificate of Incorporation, as amended, of the Company includes provisions which have the purpose of limiting the personal liability of the Company's directors to the Company or its shareholders of monetary damages for breach of duty as a director to the full extent permissible under Connecticut law. Such monetary damages are limited to the amount of compensation received by the director for serving the Company during the year of the alleged breach of the director's duties. The limitation does


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
not apply, however, where the breach (i) involved a knowing and culpable violation of law by the director; (ii) enabled a director or an "associate" (generally a related corporation or trust or a relative) to receive an improper personal economic gain; (iii) showed a lack of good faith and a conscious disregard for the director's duty to the Company under circumstances in which the director was aware that his or her conduct or omission created an unjustifiable risk of serious injury to the Company; (iv) constituted a sustained and unexcused pattern of inattention that amounted to the abdication of the director's duty to the Company; or (v) create liability under Section 33-757 of the CBCA.

         The Company has purchased an insurance policy covering the possible liability of its officers and employees, as well as Directors and former Directors for any losses or liability they might incur in their positions as administrators of the Connecticut Water Company Employees' Retirement Plan and Trust. The policy has an aggregate annual liability limit of $2,000,000.

         The Company also maintains directors and officers liability insurance.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

          Not applicable.

ITEM 8.  EXHIBITS(1)

Exhibit No.                Description

     4.1 Certificate of Incorporation of Connecticut Water Service, Inc., as amended and restated as of April, 1998 (incorporated by reference to Exhibit 3.1 to the Company's Annual Report on Form 10-K for the year ended December 31, 1998).

     4.2          Bylaws, as amended, of Connecticut Water Service, Inc.
                  (incorporated by reference from the Company's Registration Statement on Form S-8 filed with the Commission on January 12,
                  2000).

     4.3 Rights Agreement, dated as of August 12, 1998, between Connecticut Water Service, Inc. and State Street Bank and Trust Company, which includes the form of the Certificate of Amendment of Certificate of Incorporation with respect to Series A Junior Participating Preference Stock as Exhibit A, the form of Right Certificate as Exhibit B and the Summary of Rights to Purchase Shares of Preference Stock as Exhibit C (incorporated by reference to Exhibit 1 to the Company's Registration Statement on Form 8-A filed with the Commission on September 25, 1998).

     23.1         Consent of Arthur Andersen LLP (filed herewith).

     24           Power of Attorney (filed herewith).

(1) In lieu of an opinion of counsel concerning compliance with the requirements of the Employee Retirement Income Security Act of 1974, as amended, and that the Plan is qualified under Section 401 of the Internal Revenue Code of 1986, as amended, the Company hereby undertakes that it will submit or has submitted the Plan and any amendments thereto to the Internal Revenue Service ("IRS") in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plan.

ITEM 9.  UNDERTAKINGS

A.   UNDERTAKING TO UPDATE ANNUALLY

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;)

                  (iii)To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraph (1)(i) and (1)(ii) above do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


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
B. UNDERTAKING WITH RESPECT TO INCORPORATING SUBSEQUENT 1934 ACT DOCUMENTS BY REFERENCE

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. UNDERTAKING WITH RESPECT TO INDEMNIFICATION OF DIRECTORS, OFFICERS OR CONTROLLING PERSONS

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


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
                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Clinton and State of Connecticut on the 12th day of December 2000.

                                  CONNECTICUT WATER SERVICE, INC.


                                  By:   /s/ Marshall T. Chiaraluce
                                        ----------------------------------------
                                        Name: Marshall T. Chiaraluce
                                        Title: Chairman, President and Chief
                                               Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.



                SIGNATURE                                  TITLE                                  DATE
By: /s/ Marshall T. Chiaraluce                 Chairman, President and Chief               December 12, 2000
    ---------------------------                      Executive Officer
Marshall T. Chiaraluce                         (Principal Executive Officer)


By: /s/ David C. Benoit                          Vice President, Finance and                December 12, 2000
    ---------------------------                    Accounting; Treasurer
David C. Benoit                               (Chief Financial and Accounting
                                                          Officer)


By: /s/ David C. Benoit*                                  Director                         December 12, 2000
    ---------------------------
Marcia L. Hincks

By: /s/ David C. Benoit*                                  Director                         December 12, 2000
    ---------------------------
Robert F. Neal

By: /s/ David C. Benoit*                                  Director                         December 12, 2000
    ---------------------------
Arthur C. Reeds

By: /s/ David C. Benoit*                                  Director                         December 12, 2000
    ---------------------------
Harold S. Bigler, Jr.

By: /s/ David C. Benoit*                                  Director                         December 12, 2000
    ---------------------------
Mary Ann Hanley

By: /s/ David C. Benoit*                                  Director                         December 12, 2000
    ---------------------------
Ronald D. Lengyel

By: /s/ David C. Benoit*                                  Director                         December 12, 2000
    ---------------------------
Roger Engle

By: /s/ David C. Benoit*                                  Director                         December 12, 2000
    ---------------------------
Lisa Thibdaue

By: /s/ David C. Benoit*                                  Director                         December 12, 2000
    ---------------------------
Donald B. Wilbur



* = signed by David C. Benoit, as attorney-in-fact.


                                      -8-
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                                  EXHIBIT INDEX

              Exhibit No.

                 23.1                    Consent of Arthur Andersen LLP

                  24                     Power of Attorney